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                                                                   EXHIBIT 21.1



                           Subsidiaries of the Company



1.       Duke Energy Field Services, LP (Delaware)

2.       DEFS Holding 1, LLC (Delaware)

3.       National Helium, LLC (Delaware)

4.       TEPPCO Partners, L.P. (Delaware)

5.       Texas Eastern Products Pipeline Company, LLC  (Delaware)